EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN SCIENCE AND ENGINEERING, INC.
REPORTS THIRD QUARTER FISCAL YEAR 2010 RESULTS

BOARD OF DIRECTORS APPROVES INCREASE IN Q3 QUARTERLY DIVIDEND

BILLERICA, Mass. — February 9, 2010 — American Science and Engineering, Inc. (NASDAQ: ASEI) (AS&E®), a leading worldwide supplier of innovative X-ray inspection solutions, today reported its financial results for the third quarter of fiscal year 2010 ended December 31, 2009. The Company reported revenues of $54,889,000 as compared with revenues of $65,290,000 for the third quarter of fiscal year 2009, net income of $5,819,000 as compared with net income of $10,059,000 for the third quarter of fiscal year 2009, and earnings per share of $0.64 as compared with earnings per share of $1.13 for the third quarter of fiscal year 2009. This represents a 16% decrease in revenues and a $0.49 decrease in earnings per share when compared to the third quarter of the prior fiscal year. Bookings in the quarter were $91,332,000 resulting in a backlog of $223,870,000 as of December 31, 2009.

For the first nine months of fiscal year 2010 ended December 31, 2009, the Company reported revenues of $170,829,000, which represents an increase of 6% as compared with revenues of $161,077,000 for the same period in the prior fiscal year, net income of $23,850,000, which represents a 19% increase as compared with net income of $20,109,000 for the same period in the prior fiscal year, and earnings per share of $2.63, which represents a $0.37 increase as compared with earnings per share of $2.26 for the prior fiscal year.

At its recent meeting, the Board of Directors approved a dividend of $0.30 per share of common stock payable on March 4, 2010 to shareholders of record at the close of business on February 22, 2010.  This dividend represents an increase of $0.10 per share over the last quarterly dividend declared, of $0.20 per share of common stock.

“AS&E ended the third quarter with solid bookings — increasing our backlog to a record $223.9 million,” commented Anthony Fabiano, AS&E’s President and CEO.  “Strong bookings across all product areas — including Cargo, Z Backscatter™, Parcel, and Service business areas continued the diversification trend of both backlog and future revenue across all product lines.  Although revenue in the quarter was impacted by contractual delivery requirements we are well positioned to deliver our historically high backlog on schedule to meet or exceed customer expectations.”

Fabiano continued, “By maintaining our focus on cost containment, lean initiatives, and the introduction of new products, we continue to demonstrate our ability to profitably diversify our business. Additionally, in our continued efforts to enhance and expand our product offerings, we increased our year-over-year investment in targeted research and development by 19%. Additionally, we are very pleased to announce the increase in the dividend for the quarter. We are committed to delivering value to shareholders, and it is very exciting to achieve performance levels that enable us to reward our shareholders while continuing to support our existing and future programs.”

To participate in the conference call, please follow these instructions:

As previously announced, Anthony Fabiano, President and CEO, and Ken Galaznik, Senior Vice President, CFO and Treasurer, will host the conference call on Tuesday, February 9, 2010 at 4:30 pm ET to discuss the results and respond to questions. To participate in the conference call, please dial 1-866-277-1181 at least 10 minutes prior to its starting time. For international participants, dial 1-617-597-5358. Please tell the Operator the confirmation code: 34655173.  You will be placed on hold until the conference call is ready to begin.

An audio replay of the teleconference will be available, in its entirety, starting Tuesday, February 9, 2010 at 7:30 p.m. ET for a 48-hour period by dialing 1-888-286-8010. Internationally, please dial 1-617-801-6888. The conference identification number is 65567273. The replay will also be available at www.as-e.com in the Investor Information section following the conference.

About AS&E®

American Science and Engineering, Inc. (AS&E) is the leading worldwide supplier of innovative X-ray inspection systems. With over 50 years of experience in developing advanced X-ray security systems, the Company’s product line utilizes a combination of technologies, including patented Z Backscatter™ technology, Radioactive Threat Detection (RTD), high energy transmission and dual energy transmission X-ray. These technologies offer superior X-ray threat detection for plastic explosives, plastic weapons, liquid explosives, dirty bombs and nuclear devices. AS&E’s complete range of products include cargo inspection systems for port and border security, baggage screening systems for facility and aviation security, and personnel and passenger screening systems. AS&E systems protect high-threat facilities and help combat terrorism and trade fraud, drug smuggling, weapon smuggling, and illegal immigration and people smuggling. AS&E customers include leading government agencies, border authorities, military bases, airports and corporations worldwide, including the U.S. Department of Homeland Security (DHS), U.S. Department of Defense (DoD), U.S. Customs and Border Protection (CBP), North Atlantic Treaty Organization (NATO), UK Border Agency (UKBA), Hong Kong Customs, and Abu Dhabi Customs. For more information on AS&E products and technologies, please visit www.as-e.com.

Contact:

Ken Galaznik, Senior Vice President, CFO and Treasurer

American Science and Engineering, Inc.

(978) 262-8700

Safe Harbor Statement. The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions, delays or cancellations (in full or in part) in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; limitations under certain laws on the Company’s ability to protect its own intellectual property; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth; technical problems and other delays that could impact new product development and the Company’s ability to adapt to changes in technology and customer requirements; competitive pressures; lengthy sales cycles both in United States government procurement and procurement abroad;  and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K, which further detail and supplement the factors described in this Safe Harbor Statement.  Among other disclosures, the Risk Factors disclose risks pertaining to that portion of the Company’s business that is dependent on United States government contracting as well as international customers.  As a contractor with the United States government, a significant number of the Company’s government contracts may be terminated at the government’s discretion.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended		Nine Months Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008

Total net sales and contract revenues	$54,889	$65,290	$170,829	$161,077

Total cost of sales and contracts	32,262	36,530	93,128	95,261
Gross profit	22,627	28,760	77,701	65,816

Expenses:
Selling, general and administrative expenses	9,624	9,132	26,335	24,225
Research and development costs	4,152	4,815	14,909	12,554
Total operating expenses	13,776	13,947	41,244	36,779

Operating income	8,851	14,813	36,457	29,037
Interest and other income, net	171	189	520	1,668

Income before provision for income taxes	9,022	15,002	36,977	30,705
Provision for income taxes	3,203	4,943	13,127	10,596

Net income	$5,819	$10,059	$23,850	$20,109

Income per share - Basic	$0.65	$1.16	$2.69	$2.32
Income per share - Diluted	$0.64	$1.13	$2.63	$2.26

Weighted average shares - Basic	8,929	8,670	8,868	8,679
Weighted average shares - Diluted	9,136	8,940	9,069	8,917

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2009	March 31, 2009

Assets
Current assets:
Cash and cash equivalents	$48,366	$105,419
Restricted cash and investments	974	35
Short-term investments, at fair value	109,564	36,384
Accounts receivable, net	28,695	36,956
Inventories	47,305	47,975
Other current assets	14,109	15,347
Total current assets	249,013	242,116

Non-current assets:
Building, equipment and leasehold improvements, net	18,295	19,488
Restricted cash and investments	893	—
Other assets	5,258	6,683
Total assets	$273,459	$268,287

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$11,477	$10,639
Customer deposits	10,363	14,818
Deferred revenue	11,843	28,003
Other current liabilities	16,492	19,636
Total current liabilities	50,175	73,096

Non-current liabilities:
Lease financing liability, net of current portion	7,402	8,377
Other non-current liabilities	6,719	4,748
Total liabilities	64,296	86,221

Total stockholders’ equity	209,163	182,066
Total liabilities and stockholders’ equity	$273,459	$268,287

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the nine months ended
	December 31, 2009	December 31, 2008

Cash flows from operating activities:
Net income	$23,850	$20,109
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,384	3,194
Provision for contracts, inventory and accounts receivable reserves	1,358	1,874
Amortization of bond (discount) premium	554	(401)
Deferred income taxes	1,249	(1,954)
Stock compensation expense	4,345	3,126

Changes in assets and liabilities:
Accounts receivable	8,189	(16,754)
Unbilled costs and fees	4,250	1,197
Inventories	(616)	(6,648)
Prepaid expenses and other assets	(2,836)	(3,761)
Accounts payable	838	1,298
Accrued income taxes	(63)	2,198
Customer deposits	(4,455)	9,702
Deferred revenue	(14,171)	861
Accrued expenses and other liabilities	(2,471)	5,191
Sale of leased asset	—	116
Net cash provided by operating activities	23,405	19,348

Cash flows from investing activities:
Purchases of short-term investments	(166,998)	(50,500)
Proceeds from maturities of short-term investments	93,261	75,650
Purchases of property and equipment	(2,191)	(1,270)
Net cash (used for) provided by investing activities	(75,928)	23,880

Cash flows from financing activities:
(Increase) decrease in restricted cash and investments	(1,832)	2,464
Proceeds from exercise of stock options	5,761	4,602
Repurchase of shares of common stock	(2,922)	(14,382)
Repayment of leasehold financing	(861)	(849)
Payment of common stock dividend	(5,329)	(5,267)
Reduction of income taxes paid due to the tax benefit from employee stock option expense	653	1,181
Net cash used for financing activities	(4,530)	(12,251)
Net increase (decrease) in cash and cash equivalents	(57,053)	30,977
Cash and cash equivalents at beginning of period	105,419	52,418
Cash and cash equivalents at end of period	$48,366	$83,395